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Advance Work Prior to Meeting

ECT to provide Perot with brief list of definitions of trading terms (e.g. "position", long, short, arbitrage, preschedule, etc.

Perot to provide list of definition of ISO/PX tariff terms and references describing rules that lead to market opportunities. References could be ISO or PX tariffs or other documents/procedures provided by ISO and PX.

Perot to provide initial list/description of 5-10 candidate games to be reviewed in seminar.

ECT to review games for potential implementation issues and identify games to be studied in detail during seminar.

Aaenda - Day One

8:00 - 9:00am  Introductions
                Overview of terms

9:00 - 12:00am  Overview of gaming opportunities
                Major types of games
                Resource characteristics to implement gaming strategies (flexible generation, load, etc.)

1:00 - 4:00pm  Overview of tariff and protocol issues
                Detailed discussion of mismatches in tariffs and computer software Review of specific examples of strategies to exploit mismatches

4:00 - 5:00pm  Review of day
                Refine Day Two Agenda

Agenda - Day Two

8:00 - 12:00am  Review top gaming strategies
                Work through details of implementation strategies

1:00 - 3:00am  Discuss resources needed to implement gaming strategies
                Identify weaknesses in Enron position/capabilities Discuss next steps